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Exhibit 4.3.1

NOTICE OF AMENDMENT NO. 2
TO
ESCROW AGREEMENT

        This Notice of Amendment No. 2 to Escrow Agreement (this "Amendment") is given by Iroquois Bio-Energy Company, LLC (the "Company") effective the        day of                        , 2003.

        Iroquois Bio-Energy Company, LLC (the "Company") and Peoples State Bank of Francesville (the "Escrow Agent") have previously entered into an Escrow Agreement dated December 4, 2002, which was amended pursuant to a Notice of Amendment No. 1 dated February 24, 2003 (collectively, the "Escrow Agreement"). Pursuant to Section 13(d) of the Escrow Agreement, the Company may amend the Escrow Agreement by written notice signed by the Company, except that Section 6 through Section 13 may be amended only with the consent of the Escrow Agent. In consideration of the foregoing and pursuant to Section 13(d) of the Escrow Agreement, the Escrow Agreement is hereby amended as follows:

A.
The first paragraph of Section 1 of the Escrow Agreement is hereby amended and restated in its entirety as follows:

1.
SUBSCRIPTION PAYMENTS: The Company shall deliver to the Escrow Agent all checks, drafts, money orders ("Subscription Payments") and promissory notes ("Notes") received by the Company from Subscribers in connection with the Offering (as defined in the Escrow Agreement).

B.
Section 3 of the Escrow Agreement is hereby amended and restated in its entirety as follows:

3.
DISBURSEMENT OF FUNDS:

          a.    FAILURE TO RECEIVE MINIMUM SUBSCRIPTION:    If the Escrow Agent does not receive the Minimum Subscription Notice (as defined below) by the date five (5) business days after December 31, 2004, subject to one or more extensions by the Company to no later than June 30, 2004 (either December 31, 2003 or such later date, as applicable, the "Offering Termination Date"), the Escrow Agent shall, as soon as practicable but not later than the tenth (10th) business day after the Offering Termination Date, refund to each Subscriber the amount of such Subscriber's Subscription Payments held in the Escrow Account and such Subscriber's Note(s) (if applicable), together with such Subscriber's pro rata share of any interest or other income in the Escrow Account earned after September 30, 2003. All determinations of interest or other income earned on specified Subscription Payments to be made pursuant to this Section 3 shall be based upon the relative amounts and dates of deposit of all Subscription Payments then held in the Escrow Account. All refunds by the Escrow Agent to Subscribers pursuant to this Section 3 shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage pre-paid, to the address given by each such Subscriber in the applicable subscription agreement. All remaining interest or other income in the Escrow Account shall be for the account of the Company and shall be paid to the Company as soon as practicable thereafter.

          b.    DISBURSEMENT OF 10% OF TOTAL SUBSCRIPTIONS:    Upon receipt by the Escrow Agent of (i) written confirmation from the Company that the Company has received, on or before the Offering Termination Date, Subscription Payments and Notes in an aggregate amount of not less than $20,000,000 for which the Company has accepted the accompanying subscription agreements (the "Minimum Subscription Notice"), and (ii) written instruction from the Company substantially in the form attached hereto as Exhibit A ("Disbursement Instructions") to disburse 10% of the aggregate amount of Subscription Payments and Notes together with any interest or other income earned on the Subscription Payments, the Escrow Agent shall promptly disburse to the Company (or such other payee(s) as may be specified in the Disbursement Instructions), by certified or bank check or wire transfer: (v) Subscription Payments in an amount equal to 10% of the aggregate amount of Subscription Payments and Notes held in the Escrow Account plus (w) 100% of any interest or other income accrued to the Escrow Account on or prior to September 30, 2003, plus (x) 10% of any interest or other income accrued to the Escrow Account after September 30, 2003 (the "Initial Disbursement"). If the Escrow Agent receives additional Subscription Payments or Notes after the Initial Disbursement but prior to the Final Disbursement (as defined below), the Escrow Agent shall deposit the Subscription Payments into the Escrow Account, and upon receiving Disbursement Instructions, shall disburse to the Company (or such other payee(s) as may be specified in the Disbursement Instructions): (y) Subscription Payments in an amount equal to 10% of the aggregate amount of such additional Subscription Payments and Notes plus (z) 10% of any interest or other income earned on such Subscription Payments as of the date of such disbursement. The Escrow Agent shall retain all remaining Subscription Payments in the Escrow Account and all Notes to be disbursed as set forth in Section 3(c) below.

          c.    DISBURSEMENT OF REMAINING SUBSCRIPTION PAYMENTS:    Upon receipt by the Escrow Agent of (i) the Minimum Subscription Notice, (ii) written confirmation from the Company that the Company has closed on the amount of debt financing that the Company determines necessary and has executed a design-build agreement for the construction and operation of its ethanol plant ("Financial Closing Notice") and (iii) Disbursement Instructions to disburse all of the remaining Subscription Payments together with any interest or other income accrued thereon, the Escrow Agent shall promptly disburse to the Company (or such other payee(s) as may be specified in the Disbursement Instructions), by certified or bank check or wire transfer, all Subscription Payments remaining in the Escrow Account together with all remaining interest or other income in the Escrow Account and all Notes then held by the Escrow Agent (the "Final Disbursement"). If the Escrow Agent receives additional Subscription Payments or Notes after the Final Disbursement, the Escrow Agent shall deposit the Subscription Payments into the Escrow Account and, upon receiving Disbursement Instructions, shall disburse to the Company (or such other payee(s) as may be specified in the Disbursement Instructions) such additional Subscription Payments and Notes together with any additional interest or other income earned. If the Escrow Agent does not receive the Financial Closing Notice from the Company by the date five (5) business days after September 30, 2004, the Escrow Agent shall, as soon as practicable but not later than the tenth (10th) business day after September 30, 2004, refund to each Subscriber the amount of such Subscriber's Subscription Payments remaining in the Escrow Account and such Subscriber's Note(s) (if applicable), together with such Subscriber's pro rata share of any interest or other income in the Escrow Account earned after September 30, 2003. All remaining interest or other income in the Escrow Account shall be for the account of the Company and shall be paid to the Company as soon as practicable thereafter.

          d.    REJECTION OF SUBSCRIPTION OR TERMINATION OF OFFERING:    No later than ten (10) business days after receipt by the Escrow Agent of written notice (i) from the Company that the Company intends to reject a Subscriber's subscription or (ii) from the Company that it is terminating the Offering prior to the Offering Termination Date, the Escrow Agent shall refund to the applicable Subscriber or each Subscriber, respectively, the amount of the Subscription Payments held in the Escrow Account for such Subscriber and such Subscriber's Note(s) (if applicable), together with such Subscriber's pro rata share of any interest or other income in the Escrow Account earned after September 30, 2003. All remaining interest or other income in the Escrow Account shall be for the account of the Company and shall be paid to the Company as soon as practicable thereafter.

          e.    DEFAULT ON PAYMENT OF PROMISSORY NOTE:    Upon receipt by the Escrow Agent of (i) written confirmation from the Company that a Subscriber has defaulted on the payment of such Subscriber's Note and (ii) Disbursement Instructions, the Escrow Agent shall promptly disburse to the Company (or such other payee(s) as may be specified in the Disbursement

  Instructions), by certified or bank check or wire transfer, all of such Subscriber's Subscription Payments remaining in the Escrow Account together with all related interest or other income in the Escrow Account.

C.
The amendments to Section 3 of the Escrow Agreement set forth above shall apply equally to all Subscription Payments (as defined in the Escrow Agreement) received by the Escrow Agent (as defined in the Escrow Agreement) pursuant to the Escrow Agreement as amended hereby, and all interest or other income earned thereon, regardless of whether such Subscription Proceeds may have been received by the Escrow Agent or such interest or other income may have been earned prior to the date of this Amendment.

D.
Subsection 13(d) of the Escrow Agreement is hereby amended and restated in its entirety as follows:

    Amendments: This Agreement may be amended only by a writing executed by both the Company and the Escrow Agent.

E.
Except to the extent specifically amended as set forth above, all terms and conditions of the Escrow Agreement shall remain in full force and effect. The Escrow Agreement as amended hereby constitutes the entire agreement of the parties with respect to the subject matter thereof.

        IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

Iroquois Bio-Energy Company, LLC
By:
Print Name:
Title:

ACKNOWLEDGMENT AND CONSENT

        The foregoing Notice of Amendment No. 2 to Escrow Agreement is hereby acknowledged and consented to.

Peoples State Bank of Francesville
By:
Print Name:
Title:
Date:

3

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NOTICE OF AMENDMENT NO. 2 TO ESCROW AGREEMENT
ACKNOWLEDGMENT AND CONSENT